                                                                     EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  COOLTEL, INC.

                                      FIRST

          The name of the Corporation is CoolTel, Inc.

                                     SECOND

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                      THIRD

          The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. In connection therewith, the Corporation shall possess and exercise all of the powers and privileges granted by the Delaware General Corporation Law or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                     FOURTH

          The total number of shares of stock which the Corporation shall have the authority to issue is Three Thousand (3,000) shares of Common Stock, $.01 par value per share.

                                      FIFTH

          The name and mailing address of the sole incorporator of the Corporation is as follows:

NAME               MAILING ADDRESS
----               -------------------------------
Gregory J. Dziak   1400 McDonald Investment Center
                   800 Superior Avenue
                   Cleveland, Ohio 44114

                                      SIXTH

          The board of directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                                     SEVENTH

          Section 203 of the Delaware General Corporation Law shall not apply to any business combination (as defined in Section 203(c)(3) of the Delaware General Corporation Law, as amended from time to time, or in any successor thereto, however denominated) in which the Corporation shall engage.

                                     EIGHTH

          The directors of the Corporation shall incur no personal liability to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director; provided, that such director liability shall not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true under penalties of perjury, and accordingly I have hereunto set my hand this 19th day of January, 2001.


                                        /s/ Gregory J. Dziak
                                        ----------------------------------------
                                        Gregory J. Dziak
                                        Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  COOLTEL, INC.

                                   ----------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

          The undersigned, Michael F. Biehl, being the Treasurer of CoolTel, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

          1. The name of the Corporation is CoolTel, Inc.

          2. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

          3. The Certificate of Incorporation of CoolTel, Inc. is hereby amended, effective September 15, 2003, so that Article FOURTH shall henceforth read, in its entirety, as follows:

               "A. Authorized Capital. The total number of shares of stock which the Corporation shall have the authority to issue is Three Thousand (3,000) shares of Common Stock, $.01 par value per share.

               B. Limitation on Issuance of Non-Voting Equity Securities. Notwithstanding any other provision in this Article FOURTH, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code, the Corporation will not issue non-voting equity securities (which shall not be deemed to include any warrants or options to purchase capital stock of the Corporation); provided, however, that this provision (i) will have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation or any of its wholly-owned subsidiaries and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."

          IN WITNESS WHEREOF, the undersigned subscribes this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 12th day of September, 2003.


                                        /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl, Chief Financial
                                        Officer and Treasurer

Effective Date: September 15, 2003

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                      COOLER SERVICE COMPANY, INCORPORATED
                            (AN OKLAHOMA CORPORATION)

                                      INTO

                                  COOLTEL, INC.
                            (A DELAWARE CORPORATION)

          Pursuant to Section 253 of the General Corporation Law of Delaware, the undersigned corporation hereby certifies that:

          1. CoolTel, Inc. ("Parent") is a business corporation of the State of Delaware, incorporated on the 19th day of January, 2001.

          2. Parent is the owner of all of the outstanding shares of stock of Cooler Service Company, Incorporated ("Subsidiary"), a business corporation of the State of Oklahoma, which was incorporated on the 10th day of January, 1991.

          3. The laws of the jurisdiction of organization of Subsidiary permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

          4. Parent, as the owner of all of the outstanding shares of stock of Subsidiary, hereby merges Subsidiary into Parent, such merger to be effective at 11:59 p.m. on May 26, 2006.

          5. The following is a copy of the resolutions adopted by the Board of Directors of Parent effective as of May 26, 2006 to merge Subsidiary into
Parent:

     RESOLVED, that the Board of Directors of the Corporation believes that the merger of Cooler Service Company, Incorporated, an Oklahoma corporation and a wholly-owned subsidiary of the Corporation (the "Subsidiary") with and into the Corporation (the "Merger"), pursuant to Section 253 of the DGCL and Section 1083 of the Oklahoma General Corporation Act, and in accordance with the terms of an Agreement of Merger, in substantially the form attached hereto as Exhibit A (the "Merger Agreement"), is advisable and in the best interests of the Corporation (as the parent and sole stockholder of Subsidiary) and of the Corporation's sole stockholder;

     RESOLVED FURTHER, that the Merger and the Merger Agreement are hereby authorized and approved, pursuant to which the Subsidiary shall merge into the

     Corporation, and that all of Subsidiary's estate, property, rights, privileges, powers and franchises be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Subsidiary in its name and that all of the obligations of Subsidiary be assumed by the Corporation, to be effective at the time specified in the Certificates of Ownership and Merger to be filed in connection with the Merger (the "Effective Time");

     RESOLVED FURTHER, that the Corporation hereby relinquishes its corporate name, effective as of the Effective Time, and assumes in place thereof the name "Chart Cooler Service Company, Inc.";

     RESOLVED FURTHER, that the Corporation hereby agrees, effective as of the Effective Time, that it may be served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of the Subsidiary, as well as for enforcement of any obligation of the Corporation arising from the Merger, and hereby irrevocably appoints the Secretary of State of Oklahoma as its agent to accept service of process in any such proceeding, and hereby specifies the following address to which a copy of such process shall be mailed by the Secretary of State of Oklahoma:

          Chart Cooler Service Company, Inc.
          One Infinity Corporate Centre Drive
          Garfield Heights, Ohio 44125-5370
          Facsimile: 440-753-1491
          Attn: Vice President, General Counsel and Secretary

     RESOLVED FURTHER, that each of the Corporation's officers, either alone or in conjunction with any other officer, is hereby authorized and empowered, for and on behalf of the Corporation, to make and execute Certificates of Ownership and Merger setting forth a copy of the resolution to merge Subsidiary into the Corporation and to assume Subsidiary's liabilities and obligations and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware and in the office of the Secretary of State of Oklahoma;

     RESOLVED FURTHER, that the Chief Executive Officer and President, the Chief Financial Officer and Treasurer, and each Vice President of the Corporation (the "Authorized Officers"), either alone or in conjunction with any other Authorized Officer, is hereby authorized and empowered, for and on behalf of the Corporation, to consummate the Merger and to do and perform such other acts and things and to make, execute, deliver, file and record, and to perform under all documents, instruments and agreements (including, without limitation, the Merger Agreement), including amendments thereof and with any and all such additional, modified or revised terms as are acceptable to an Authorized Officer, and to pay such fees, costs and expenses as may in an Authorized Officer's judgment be necessary or appropriate in connection with the Merger or related to or contemplated by the Merger Agreement, and any such document, instrument or agreement so executed, or act or thing done or caused to be done by them or any of them, shall be conclusive evidence of the Authorized Officer's authority in so doing; and

     RESOLVED FURTHER, that all actions taken by the officers, agents or representatives of the Corporation, for and on behalf of the Corporation, in connection with the transactions described or referred to in these resolutions, whether heretofore or hereafter done of performed, which are in conformity with the intent and purposes of these resolutions, the Merger and the Merger Agreement are hereby confirmed, ratified and approved in all respects.

Executed on May 26, 2006

                                        COOLTEL, INC.


                                        By: /s/ Michael F. Biehl
                                            ------------------------------------
                                        Name: Michael F. Biehl
                                        Title: Executive Vice President

                                    EXHIBIT A

                               AGREEMENT OF MERGER

          THIS AGREEMENT OF MERGER (this "Agreement") is entered into on this 26th day of May, 2006, by and between COOLTEL, INC., a Delaware corporation ("Parent"), and COOLER SERVICE COMPANY, INCORPORATED, an Oklahoma corporation and wholly-owned subsidiary of Parent ("Subsidiary"). Parent and Subsidiary are sometimes referred to collectively herein as the "Constituent Corporations."

          WHEREAS, Parent and Subsidiary desire to effect a merger of Subsidiary with and into Parent pursuant to Section 253 of the Delaware General Corporation Law ("DGCL") and Section 1083 of the Oklahoma General Corporation Act ("OGCA");

          WHEREAS, the respective Boards of Directors of Parent and Subsidiary have deemed it advisable and in the best interests of each of the Constituent Corporations and their respective stockholders that Subsidiary merge with and into Parent pursuant to the above mentioned statutes and upon the terms and subject to the conditions hereinafter set forth;

          WHEREAS, the respective Boards of Directors of Parent and Subsidiary have duly authorized and approved this Agreement and the Merger (as hereinafter defined); and

          WHEREAS, notwithstanding the Constituent Corporations' decision to describe the Merger in and to enter into this Agreement, the Constituent Corporations are relying on Section 253 of the DGCL and Section 1083 of the OGCA in connection with the Merger.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree that Subsidiary shall be merged with and into Parent and that the terms and conditions of the Merger (as hereinafter defined), the mode of carrying the Merger into effect and certain other provisions relating thereto shall be as hereinafter set forth.

                             ARTICLE 1 - The Merger

1.1 Surviving Corporation. Subject to the terms and provisions of this Agreement, and in accordance with Section 253 of the DGCL and Section 1083 of the OGCA, at the Effective Time (as defined in Section 1.3 hereof), Subsidiary shall be merged with and into Parent (the "Merger"). Parent shall be the surviving corporation from and after the Effective Time and is sometimes hereinafter referred to as the "Surviving Corporation," and Parent shall continue its corporate existence under the DGCL. At the Effective Time, the separate existence of Subsidiary, which is sometimes hereinafter referred to as the "Terminating Corporation," shall cease in accordance with the provisions of the OGCA, and Parent, to the extent permitted by applicable law, shall succeed to all of the business, properties, assets and liabilities of Subsidiary. Also at the Effective Time, Parent shall relinquish its corporate name and assume in place thereof the name "Chart Cooler Service Company, Inc." The Surviving Corporation shall maintain its principal office at One Infinity Corporate Centre Drive, Garfield Heights, Ohio 44125.

1.2 Effect of Merger. At the Effective Time, the Merger shall have the effects provided for herein and in the relevant provisions of the DGCL and the OGCA.

1.3 Effective Time. The Merger shall become effective at the time specified in the Certificates of Ownership and Merger to be filed with the Delaware Secretary of State and with the Oklahoma Secretary of State in connection with the Merger (the "Effective Time").

1.4 Certificate of Incorporation. The certificate of incorporation of Parent, as in force and effect immediately prior to the Effective Time in the State of Delaware, shall be the certificate of incorporation of the Surviving Corporation, and said certificate of incorporation, shall continue in full force and effect until amended and changed in the manner prescribed by DGCL; provided, however, that the appropriate provisions of the certificate of incorporation of Parent shall be amended, as of the Effective Time, to reflect the change in Parent's corporate name described in Section 1.1 of this Agreement.

1.5 By-laws. The by-laws of Parent as in force and effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the DGCL; provided, however, that the appropriate provisions of the by-laws of Parent shall be amended, as of the Effective Time, to reflect the change in Parent's corporate name described in Section 1.1 of this Agreement.

1.6 Directors and Officers. The Directors and Officers of the Parent as in force and effect immediately prior to the Effective Time shall be the Directors and Officers of the Surviving Corporation at the Effective Time, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the Surviving Corporation.

1.7 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Subsidiary acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purpose of this Agreement, Subsidiary and the proper officers thereof shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of Subsidiary or otherwise to take any and all such action.

        ARTICLE II - Treatment of Shares of the Constituent Corporations

2.1 Common Stock of Parent. Parent has 100 shares of its common stock, par value $0.01 per share, outstanding, all of which are of one class and owned by Chart Inc.

2.2 Common Stock of Subsidiary. Subsidiary has 2,000 shares of its common shares, par value $0.01 per share, outstanding, all of which are of one class and owned by Parent.

2.3 No Conversion of Shares. No shares of Parent or Subsidiary shall be converted or substituted. Upon the Effective Time, all of the issued and outstanding shares of Subsidiary shall be surrendered and extinguished, and each of the issued and outstanding shares of Parent shall continue to represent an issued share of Parent.

                      ARTICLE III - Amendment; Termination

3.1 Amendment. This Agreement may be amended only by the Board of Directors of the Constituent Corporations by a writing executed by each of the parties hereto; provided, however, that there shall be no amendments which (a) alter or change any term of the certificate of incorporation of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation, or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of stock of any of the Constituent Corporations.

3.2 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Parent.

3.3 Effect of Termination. If this Agreement is terminated pursuant to Section
3.2 hereof, this Agreement shall become null and void and of no further force and effect, and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto or its representatives.

                           ARTICLE IV - Miscellaneous

4.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

4.2 Statutory Agent in Delaware. The name and address of the statutory agent in Delaware upon whom any process, notice or demand against Subsidiary or the Surviving Corporation may be served is:

          The Corporation Trust Company
          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801
          County of New Castle

4.3 Designated Agent in Oklahoma. Effective at the Effective Time, the Surviving Corporation hereby agrees that it may be served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of Subsidiary, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation hereby irrevocably appoints the Oklahoma Secretary of State as its agent to accept service of process in any such suit or proceeding, a copy of such process to be mailed by the Secretary of State of Oklahoma to:

          Chart Cooler Service Company, Inc.
          One Infinity Corporate Centre Drive
          Garfield Heights, Ohio 44125-5370
          Facsimile: 440-753-1491
          Attn: Vice President, General Counsel and Secretary

4.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto.

4.5 Waivers. Any waiver by any party of any violation of, breach of, or default under, any provision of this Agreement, or any other agreements provided for herein, by any other party shall not be construed as, or constitute a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under, any other provision of this Agreement or such other agreements.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

                                     ******